Exhibit 10.2

Assignment of Stock

This ASSIGNMENT OF Stock (this “Assignment”) is made as of this 31st day of December, 2022, by and among TraQiQ, Inc., a California corporation (“Assignor”), Mimo Technologies Private Ltd, an Indian company (the “Company”), and Lathika Regunathan (“Regunathan”).

RECITALS

WHEREAS, pursuant to that certain Share Exchange Agreement, dated February 17, 2021, by and between Assignor, the Company and the holders of all of the vested and unvested common stock of the Company, Assignor is the holder of all equity interests of the Company, which equity interests are all of the issued and outstanding equity interests of the Company (the “Assigned Interests”);

WHEREAS, Assignor is or may be insolvent and the divestiture of the Assigned Interests is being contemplated in connection with its desire to avoid future operating costs associated with the Company; and

WHEREAS, Assignor desires to sell, assign, transfer and deliver to Assignee (as defined below), and Assignee desires to purchase, acquire and accept from Assignor, all of Assignor’s right, title and interest in and to the Assigned Interests.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Assignment and Assumption. Assignor hereby irrevocably and absolutely assigns and transfers and delivers to Assignee, and Assignee hereby irrevocably accepts and assumes, all of Assignor’s right, title and interest in and to the Assigned Interests (including, without limitation, all rights, privileges, distributions, capital accounts, payments and benefits appertaining thereto), in exchange for consideration of one dollar ($1.00).

2. Binding Nature. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their executors, administrators, successors-in-interest and assigns.

3. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, without reference to the conflict of laws principles of any jurisdiction.

4. Further Assurances. From time to time after the date hereof, at the reasonable request of another party hereto, each of the parties hereto agrees to execute and deliver any further instruments and take any further action as may be reasonably requested by the other party to carry out the intent and purposes of the transactions contemplated hereby.

5. Counterparts. This Assignment and any amendments hereto may be executed in any number of counterparts (including by means of telecopied, facsimile or pdf signature pages), each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument. This Assignment may also be executed via an electronic signature service such as Adobe Sign or DocuSign.

6. Indemnification.

(a) To the fullest extent permitted by law, Assignor hereby agrees to indemnify the Company and Assignee for and to be liable to the Company and Assignee for any costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines or settlements (each, a “Loss” and collectively, “Losses”) incurred by the Company and Assignee or for which the Company and Assignee may be liable or responsible, arising out of or in connection with the acts or liabilities of Assignor prior to the date hereof, and shall promptly pay to or reimburse the Company and Assignee for any Loss or Losses that the Company and Assignee may incur as a result.

(b) To the fullest extent permitted by law, the Company and Assignee hereby jointly and severally agree to indemnify Assignor for, and to be liable to Assignor for, any Losses incurred by Assignor, or for which the Assignor may be liable or responsible, arising out of or in connection with the acts or liabilities of Company or Assignee after the date hereof, and for all liabilities of the Company on the date hereof, and shall promptly pay to or reimburse the Company and Assignee for any Loss or Losses that the Company and Assignee may incur as a result.

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IN WITNESS WHEREOF, each of the undersigned has executed this Assignment as of the date first above written.

ASSIGNOR:

TRAQIQ, INC.

By:	/s/ Ajay Sikka
Name:	Ajay Sikka
Title:	Chief Executive Officer

COMPANY:

Mimo Technologies Pvt LTd

By:	/s/ Ajay Sikka
Name:	Ajay Sikka
Title:	Board Director

ASSIGNEE:

/s/ Lathika Regunathan
Name:	Lathika Regunathan

[SIGNATURE PAGE TO ASSIGNMENT OF [STOCK / UNITS]]